                                                                      EXHIBIT 11

                                Clinicor, Inc.
                       Computation of Earnings Per Share
                    For the Six Months Ended June 30, 1995
                            (Treasury Stock Method)


                                                      Primary      Fully Diluted
                                                      Earnings        Earnings
                                                     Per Share       Per Share
                                                   -------------   -------------
Weighted average number of shares under options
  outstanding                                          452,720         452,720
Weighted average option price per share                   0.49            0.49
                                                   -------------   -------------
  Proceeds upon exercise of options                   $222,507        $222,507
                                                   =============   =============

Market price of common stock
  Average                                                $3.56
  Average (or closing price, if higher)                                  $3.56

Treasury shares that could be repurchased
  with proceeds
        222,507.00 /    3.56                            62,502
                                                   =============
        222,507.00 /    3.56                                            62,502
                                                                   =============

Excess of shares under option over treasury
  shares that could be repurchased
           452,720 -  62,502                           390,218
                                                   =============
           452,720 -  62,502                                           390,218
                                                                   =============

Common stock equivalent shares
  (incremental shares)                                 390,218         390,218

Weighted average number of common shares
  outstanding                                        2,946,790       2,946,790
                                                 -------------   -------------

  Total average number of common and CSE             3,337,008       3,337,008
                                                   =============   =============

Net income/loss for the six months
  ending June 30, 1995                               ($327,626)      ($327,626)
                                                   =============   =============

                                                   -------------   -------------
  Earnings per share                               |    ($0.10)|   |    ($0.10)|
                                                   -------------   -------------

                                Clinicor, Inc.
                       Computation of Earnings Per Share
                 For the Twelve Months Ended December 31, 1995
                            (Treasury Stock Method)


                                                      Primary      Fully Diluted
                                                      Earnings        Earnings
                                                     Per Share       Per Share
                                                   -------------   -------------
Weighted average number of shares under                400,896         400,896
  options and warrants outstanding
Weighted average option/warrant price per share           1.15            1.15
                                                   -------------   -------------
  Proceeds upon exercise of options/warrants          $461,008        $461,008
                                                   =============   =============

Market price of common stock
  Average                                                $3.01
  Average (or closing price, if higher)                                  $3.01

Treasury shares that could be repurchased
  with proceeds
        461,008.00 /    3.01                           153,159
                                                   =============
        461,008.00 /    3.01                                           153,159
                                                                   =============

Excess of shares under option/warrant over
  treasury shares that could be repurchased
           400,896 - 153,159                           247,737
                                                   =============
           400,896 - 153,159                                           247,737
                                                                   =============

Common stock equivalent shares
  (incremental shares)                                 247,737         247,737

Weighted average number of common shares
  outstanding                                        3,248,095       3,248,095
                                                  -------------   -------------

  Total average number of common and CSE             3,495,832       3,495,832
                                                   =============   =============

Net income/loss for the twelve months
  ending December 31, 1995                         ($1,177,226)    ($1,177,226)
                                                   =============   =============

                                                   -------------   -------------
  Earnings per share                               |    ($0.34)|   |    ($0.34)|
                                                   -------------   -------------

                                Clinicor, Inc.
                       Computation of Earnings Per Share
                    For the Six Months Ended June 30, 1996
                            (Treasury Stock Method)


                                                      Primary      Fully Diluted
                                                      Earnings        Earnings
                                                     Per Share       Per Share
                                                   -------------   -------------
Weighted average number of shares under options
  and warrants outstanding                           1,151,536       1,151,536
Weighted average option/warrant price per share           1.24            1.24
                                                   -------------   -------------
  Proceeds upon exercise of options/warrants        $1,429,168      $1,429,168
                                                   =============   =============

Market price of common stock
  Average                                                $2.71
  Average (or closing price, if higher)                                  $3.75

Treasury shares that could be repurchased
  with proceeds
      1,429,168.00 /    2.71                           527,368
                                                   =============
      1,429,168.00 /    3.75                                           381,111
                                                                   =============

Excess of shares under option/warrant
   over treasury shares that could be repurchased
         1,151,536 - 527,368                           624,168
                                                   =============
         1,151,536 - 381,111                                           770,425
                                                                   =============

Common stock equivalent shares
  (incremental shares)                                 624,168         770,425

Weighted average number of common shares
  outstanding                                        3,986,403       3,986,403
                                                   -------------   -------------

  Total average number of common and CSE             4,610,571       4,756,828
                                                   =============   =============

Net income/loss for the six months
  ending June 30, 1996                               ($197,416)      ($197,416)
                                                   =============   =============

                                                   -------------   -------------
  Earnings per share                               |    ($0.04)|   |    ($0.04)|
                                                   -------------   -------------